ARRANGEMENT AGREEMENT



THIS AGREEMENT is made as of the1st day of May, 2002

BETWEEN:

         VERB EXCHANGE INC., a corporation incorporated under the laws of British Columbia, with an office in the City of Vancouver, in the Province of British Columbia

         (hereinafter referred to as "VERB")

                                     - and -

         AYOTTE MUSIC INC., a corporation continued under the laws of Canada, with an office in the City of Vancouver, in the Province of British Columbia

         (hereinafter referred to as "AYOTTE")


RECITALS:

A. The board of directors of each of Ayotte and Verb has determined that it would be in the best interests of Ayotte and Verb to combine their respective businesses.

B. Ayotte and Verb have entered into a letter of intent, dated November 27, 2001 (the "LETTER OF Intent"), pursuant to which Ayotte and Verb have set forth the general terms and conditions in respect of which they intend to combine their respective businesses, including, without limitation, Ayotte's acquisition of certain of the issued and outstanding securities of Verb in exchange for certain securities of Ayotte to be issued from treasury (the "TRANSACTION").

C. Verb intends to effect the Transaction by way of a plan of arrangement (the "PLAN OF ARRANGEMENT") under the provisions of section 252 of the Company Act (British Columbia) on the terms and conditions set forth herein.

D. If effected, the transactions contemplated by the Letter of Intent, including the Transaction, will most likely constitute a reverse takeover of Ayotte pursuant to the policies of the TSX Venture Exchange.

E. Ayotte, although a party to this agreement, is not itself conducting an arrangement for the purposes of corporate law in order to effect the Transaction.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:


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                                      -2-


                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

In this agreement:

"AGREEMENT" means this Agreement (including all Schedules hereto as the same may be supplemented or amended from time to time.

"ALTERNATIVE COMPANY TRANSACTION" means an amalgamation, merger, arrangement or other business combination of or involving Verb, the sale, lease, exchange, transfer or other disposition of any material portion of the assets of Verb, the adoption of any plan of liquidation or dissolution of or involving Verb, or any similar transaction of or involving Verb, other than pursuant to this Agreement and the Plan of Arrangement.

"ARRANGEMENT" means the arrangement under Section 252 of the BCCA on the terms and conditions set out in this Agreement and the Plan of Arrangement attached as Schedule "A" and any amendment or variation thereto.

"AYOTTE FINANCIAL STATEMENTS" means the audited financial statements of Ayotte for the years ended February 28, 2001 and the fiscal period ended December 31, 2001.

"AYOTTE MEETING DATE" means the date of the Ayotte Meeting.

"AYOTTE MEETING" means the extraordinary and annual general meeting of Ayotte Shareholders and any adjournment thereof to be held to consider and, if deemed advisable, approve, among other things, the Transaction and all other matters requiring approval pursuant to the terms and conditions of this Agreement and the Arrangement.

"AYOTTE RESOLUTIONS" means the resolutions (special or otherwise) of the holders of Ayotte Shares approving the matters to be considered at the Ayotte Meeting.

"AYOTTE SHAREHOLDERS" means, at any time, the registered holders at that time of Ayotte Shares.

"AYOTTE SHARES" means the common shares in the capital of Ayotte.

"BCCA" means the Company Act (British Columbia), R.S.B.C. 1996, C-62, as amended.

"BUSINESS DAY" means any day which is not a Saturday, Sunday or a day on which banks are not open for business in the relevant place.

"CIRCULAR" means the joint management information circular of Verb and Ayotte, including all schedules thereto, to be mailed to Ayotte Shareholders and Verb Securityholders in connection with the Verb Meeting and the Ayotte Meeting, together with any amendments or supplements thereto.

"COMMISSION" means the British Columbia Securities Commission.

"COMPETING OFFER" means a proposal by a third party to purchase all of the outstanding common shares of Verb or Ayotte (or sufficient number of such shares to give such third party de facto control of Verb or Ayotte, as the case may
be), or involving an amalgamation, plan of arrangement, sale of substantially all of the assets, liquidation or other business combination involving Verb or Ayotte, as the case may be, the


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                                      -3-


effect of which would be that ownership or de facto control of Verb or Ayotte would be transferred to a third party.

"COURT" means the Supreme Court of British Columbia.

"DISPOSITION CIRCULAR" the management information circular of Ayotte dated December 4, 2001, wherein the Ayotte Shareholders were asked to consider and, if deemed appropriate, approve, amongst other things, the disposition of the then current core business enterprise of Ayotte.

"DISSENTING SHAREHOLDER" means a Verb Shareholder who exercises the right of dissent ordered by the Court with respect to the Arrangement.

"EFFECTIVE DATE" means the day on which the Effective Time falls.

"EFFECTIVE TIME" means the point in time when a certified copy of the Final Order has been accepted for filing by the Registrar.

"EXCHANGE" means theTSX Venture Exchange.

"FINAL ORDER" means the final order of the Court made in connection with the approval of the Arrangement.

"INTELLECTUAL PROPERTY OF VERB" means all right, title, interest and benefit of Verb in and to intellectual property of every nature, whether registered or unregistered, including, without limitation, all world-wide copyrights, patents, patent rights, trademarks, applications for any of the foregoing, trade names, service marks and other trade rights, license agreements, marketing rights, trade secrets, and know how, technology, inventions, engineering and other proprietary processes, source codes, object codes, computer programs and other computer software, in whatever media, and data, specifications, prototypes, designs, records, drawings and calculations, domain names, Internet addresses, web-sites, licenses, sub-licenses and computer rights, together with all antecedent derivative works, used in the business of Verb.

"INTERIM ORDER" means the interim court order of the Court made in connection with the approval of the Arrangement, as the same may be amended, supplemented or varied by the Court.

"LETTER OF INTENT" means the agreement entered into between Verb and Ayotte and certain shareholders of Verb dated November 27, 2001, as the same may be amended from time to time by agreement between the parties.

"MATERIAL ADVERSE EFFECT" means, with respect to any party, any condition, event or development which is or would reasonably be expected to have a material adverse effect on the business, affairs, properties, capitalization, prospects or financial condition of that party and its subsidiaries taken as a whole.

"MEETINGS" means, collectively, the Ayotte Meeting and the Verb Meeting.

"PLAN OF ARRANGEMENT" means the plan of arrangement set out in Schedule "A", as amended or supplemented from time to time in accordance with any order of the Court.

"REGISTRAR" means the Registrar of Companies for British Columbia.

"TRANSACTION" means the acquisition of certain of the outstanding securities of Verb by Ayotte, together with other transactions contemplated in this Agreement.

"VERB FINANCIAL STATEMENTS" means the audited financial statements of Verb for the years ended December 31, 2000 and 2001.

"VERB MEETING" means the extraordinary general meeting of Verb Shareholders and any adjournment thereof to be held to consider and, if deemed advisable, approve, among other things, the Arrangement and all other matters requiring approval pursuant to the terms and conditions of this Agreement, or the Interim Order.

"VERB MEETING DATE" means the date of the Verb Meeting.

"VERB RESOLUTIONS" means the resolutions (special or otherwise) of the holders of Verb Shares approving the matters to be considered at the Verb Meeting.

"VERB SECURITYHOLDERS" means, at any time, the registered holders of any securities of Verb, including shares, options to purchase shares, special warrants and warrants.

"VERB SHAREHOLDERS" means, at any time, the registered holders of Verb Shares.

"VERB SHARES" means the issued and outstanding common shares in the capital of Verb.

"VERB SPECIAL WARRANTS" means the issued and outstanding special warrants of Verb, as more fully described in Schedule "B" hereto.

1.2      CURRENCY

Except where otherwise specified, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Agreement into articles, sections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "the Agreement", "hereof", "herein", "hereunder", and similar expressions refer to this Agreement and the schedules hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto. 1.4 NUMBER, ETC.

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders; and words importing persons shall include firms and corporations and vice versa.

1.5      DATE OF ANY ACTION

In the event that any date on which any action required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6      ACCOUNTING PRINCIPLES

Whenever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the Canadian generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor thereto, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7      SCHEDULES

The following Schedules are attached to and form a part of this Agreement:

        ------------------------------------------------------------------------

        Schedule "A"          Plan of Arrangement
        ------------------------------------------------------------------------

        Schedule "B"          Rights to Acquire Securities of Verb
        ------------------------------------------------------------------------

        Schedule "C"          Rights to Acquire Securities of Ayotte
        ------------------------------------------------------------------------

                                   ARTICLE 2
                                 THE ARRANGEMENT
2.1      IMPLEMENTATION

Ayotte and Verb agree that the Arrangement shall be implemented in accordance with Section 252 of the BCCA subject to the terms and conditions contained in this Agreement and the Plan of Arrangement which is attached as Schedule "A".

2.2      EFFECTIVE TIME

The Arrangement shall become effective as of the Effective Time.

2.3      ESCROW RESTRICTIONS

It is recognized that the Ayotte Shares and other securities issued to certain of the Verb Securityholders pursuant to the Arrangement and this Agreement will be subject to escrow restrictions in accordance with the rules and policies of the Exchange. Such securities will be deposited, on the Effective Date, pursuant to the terms of an escrow agreement in the form required by the Exchange, and will be released from escrow on the basis of, at the time of, and in the manner stipulated by the Exchange.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF VERB

Verb represents and warrants to Ayotte as follows, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereto, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Effective Date with the same effect as if made and given on and as of each such day, and confirms that Ayotte is relying upon the accuracy of each of such representations and warranties:

    (a) Verb is duly organized, validly existing and in good standing under the laws of British Columbia and has the necessary corporate power and authority to carry on the business which it now carries on in such jurisdiction and to hold the assets which it now holds and to enter into and complete the transactions contemplated hereby;

    (b) This Agreement has been duly and validly executed and delivered by Verb and constitutes a legal, valid and binding obligation of Verb, enforceable against it in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

    (c) The consummation of the transactions contemplated hereby will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever, upon or against the property or assets of Verb, its constating documents, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

    (d) The authorized capital of Verb consists of two hundred million shares divided into one hundred million common shares without par value and one hundred million preference shares without par value, of which a total of 13,487,383 Verb Shares have been validly issued and are outstanding and are fully paid and non-assessable;

    (e) Except as set forth in Schedule "B" hereto, no person or company has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, other than provided for herein:

         (i) to require Verb to issue any shares in its capital or to convert any securities of Verb or any other company into shares in the capital of Verb;

         (ii) for the issue or allotment by Verb of any of its authorized but unissued share capital; or

         (iii) to require Verb to purchase, redeem or otherwise acquire any of its issued and outstanding shares.

    (f) The directors and officers of Verb as of the date hereof are as follows:


        NAME                           POSITION

        Nathanael G. Lineham           President, Chief Executive Officer
                                       and Director

        David Ebert                    Chief Financial Officer

        Lynn Patterson                 Chairman of the Board

        Jeff Durno                     Director and Secretary

        Michael Iverson                Director

        Nelson Young                   Director

        Michael Jackson                Director

        Francis Liang                  Director

        Keith Andrews                  Vice-President of Sales

        Calvin Wang                    Chief Technical Officer

        Jeff Warkentin                 Vice-President of Operations

        Kerry Munroe                   Vice-President of Marketing

    (g) The corporate records of Verb, as required to be maintained by Verb under its act of incorporation, are accurate, complete and up-to-date in all material respects and all material transactions of Verb have been promptly and properly recorded in its books or filed with its records. No shares or other securities of Verb have been issued in violation of any laws or the articles of Verb;

    (h) The Verb Financial Statements are true and correct in every material respect, as at the date of such statements, and have been prepared in accordance with generally accepted accounting principles and fairly reflect the business, property, assets and financial position of Verb as at the date of the applicable Verb Financial Statements and the results of its operations for the periods then ended;

    (i) Verb does not have any liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Verb Financial Statements, other than any such liability, guarantee, indemnity or obligation incurred or assumed by it in the course of its normal and ordinary day to day business or in connection with the Transaction, and no such liability, guarantee, indemnity or obligation has been paid or discharged by Verb after the date of the most recent of the Verb Financial Statements other than in the course of its normal and ordinary day to day business;

    (j) Verb has good and marketable title to all of its assets as reflected in the most recent of the Verb Financial Statements and except as disclosed in the Verb Financial Statements such assets are free and clear of any financial encumbrances;

    (k) Verb holds all permits, licenses, consents and authorizations issued by any government or governmental authority which are necessary in connection with the operation of its business and the ownership of its properties and assets;

    (l) Canadian and U.S. federal, provincial and state tax filings remain outstanding for fiscal 2000 and 2001; Verb's auditors have been retained to complete and file all necessary returns in conjunction with the completion of their audit of Verb's financial statements;

    (m) Verb has not declared or paid any dividends of any kind or declared or made any other distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

    (n) There has been no material adverse change in the financial condition and position of Verb since the date of the most recent of the Verb Financial Statements and no damage, loss, destruction or other change in circumstances materially affecting the business, property or assets of Verb or its right or capacity to carry on business since the date of the most recent of the Verb Financial Statements which would result in a Material Adverse Effect;

    (o) Verb has not engaged in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would have a Material Adverse Effect on Verb or its operations, property, assets or financial condition not shown or reflected in the most recent of the Verb Financial Statements or since the date of the most recent of the Verb Financial Statements, except any commitments incurred in the course of its normal and ordinary day to day business;

    (p) Verb has not purchased, leased or acquired, or agreed to purchase, lease or acquire, any additional property or assets and has not sold, transferred, disposed, mortgaged, pledged, charged, leased or otherwise encumbered, or agreed to sell, transfer, dispose of, mortgage, pledge, charge, lease or otherwise encumber, any of its property or assets other than in the ordinary course of its business or as shall be set out in the Circular;

    (q) Verb has not waived or surrendered any right of substantial value and has not made any gift of money or of any of its property or assets;

    (r)  Verb has carried on its business in the normal course;

    (s) Verb does not have outstanding any material continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts set out in the most recent of the Verb Financial Statements or as shall be set out in the Circular and all such contracts, agreements, indentures, or other instruments are in good standing and Verb is entitled to all benefits thereunder;

    (t) Other than as set in the most recent of the Verb Financial Statements or as shall be set out in the Circular, Verb is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under any contract, agreement, indenture or other instrument to which it is a party or by which it is bound;

    (u) Except as set forth in the most recent of the Verb Financial Statements or as shall be set out in the Circular, there are no management contracts or consulting contracts to which Verb is a party or by which it is bound, and other than in ordinary course of its business, no amount is payable or has been agreed to be paid by Verb to any persons as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member of Verb, nor any associate or affiliate of any such person, has any claim of any nature against, or is indebted to Verb;


    (v) There are no actions, suits, proceedings or investigations pending or, to the knowledge of Verb, threatened against or affecting Verb, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority;

    (w) Verb has the right to use, sell, license, sub-license and prepare derivative works for and dispose of and bring actions for the infringement or misappropriation of the Intellectual Property of Verb and other than as disclosed in the most recent of the Verb Financial Statements, Verb has not conveyed, assigned or encumbered any of the Intellectual Property of Verb owned or used by or licensed to it;

    (x) To the best of the knowledge of Verb, the conduct of the business of Verb and the use by it of the Intellectual Property of Verb in connection therewith has not, does not and will not infringe upon or violate the intellectual property or other proprietary rights of any other person;

    (y) There are no existing, pending or, to the best of the knowledge of Verb, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Intellectual Property of Verb, nor to the best of Verb's knowledge is there any basis for such claim;

    (z) To the best of the knowledge of Verb, no employee of Verb is in violation of any term of any non-disclosure, proprietary rights or similar agreement between the employee and any former employer or any other person;

    (aa) Verb has taken all reasonable steps within its power to ensure that all technical information developed by and belonging to Verb for which a copyright has not been registered or which has not been patented has been kept confidential;

    (bb) All persons having access to or knowledge of the Intellectual Property of Verb or information of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct of the business of Verb have entered into appropriate non-disclosure and proprietary rights or similar agreements with Verb;

    (cc) Verb owns or has contractual rights to the proprietary technology relating to its business and Verb is not aware of possible infringement of a trade secret or patent in connection with such technology;

    (dd) With the exception of Cadium Systems Inc. (the "SUBSIDIARY"), Verb does not own any subsidiary and does not own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm;


    (ee) The representations and warranties and other factual statements of Verb contained in this Agreement, and all information in the Schedules hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein and therein not misleading;

    (ff) Verb is not in possession of any information, documents or material under an obligation of confidentiality to any other person. The conduct of Verb's business as presently conducted will not violate or conflict with the obligations of confidentiality to any such other person; and


    (gg) Verb has no information or knowledge of any facts pertaining to Verb which, if known to Ayotte, might reasonably be expected to deter Ayotte from completing the transactions contemplated hereby.

3.2
         REPRESENTATIONS AND WARRANTIES OF AYOTTE

Ayotte represents and warrants to Verb as follows, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereof, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Effective Date with the same effect as if made and given on and as of each such day, and confirms that Verb is relying upon the accuracy of each of such representations and warranties:

    (a) Ayotte is a company duly organized, validly existing and in good standing under the laws of Canada and has the necessary corporate power and authority to carry on the business which it now carries on and to hold the assets which it now holds and to enter and complete the transactions contemplated hereby;

    (b) This Agreement has been duly and validly executed and delivered by Ayotte and constitutes a legal, valid and binding obligation of Ayotte, enforceable against it in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

    (c) The consummation of the transactions contemplated hereby will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever, upon or against the property or assets of Ayotte, its constating documents, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

    (d) Ayotte is a "reporting issuer" within the meaning of the Securities Acts of British Columbia and Alberta, and Ayotte is up-to-date and in good standing with respect to all filings required to be made with any regulatory authority, including the Exchange;

    (e) As of the date of this Agreement, the authorized capital of Ayotte consists of an unlimited number of common shares without par value and an unlimited number of preferred shares, of which 16,444,000 Ayotte Shares have been validly issued and are outstanding and are fully paid and non-assessable;

    (f) Except as set forth in Schedule "C" hereto, no person or company has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, other than provided for herein:

         (i) to require Ayotte to issue any shares in its capital or to convert any securities of Ayotte or any other company into shares in its capital;

         (ii) for the issue or allotment by Ayotte of any of its authorized but unissued share capital; or

         (iii) to require Ayotte to purchase, redeem or otherwise acquire any of its issued and outstanding shares.

    (g) The directors and officers of Ayotte as of the date hereof are as follows:


         NAME                          POSITION

         Louis Eisman                  President and Chairman of the Board

         Michael Fugman                Chief Financial Officer and Director

         Donald F. Mazankowski, Jr.    Secretary, General Manager, and Director

    (h) The corporate records of Ayotte, as required to be maintained by Ayotte under its act of incorporation are accurate, complete and up-to-date in all material respects and all material transactions of Ayotte have been promptly and properly recorded in its books or filed with its records. No shares or other securities have been issued in violation of any laws or the constating documents of Ayotte;

    (i) The Ayotte Financial Statements are true and correct in every material respect, as at the date of such statements, were prepared in accordance with generally accepted accounting principles and fairly reflect the business, property, assets and financial position of Ayotte as at the date of the applicable Ayotte Financial Statements, and the results of its operations for the periods then ended;

    (j) Ayotte does not have any liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Ayotte Financial Statements, other than any such liability, guarantee, indemnity or obligation incurred or assumed by it in the course of its normal and ordinary day to day business and no such liability, guarantee, indemnity or obligation has been paid or discharged by Ayotte after the date of the most recent of the Ayotte Financial Statements other than in the course of its normal and ordinary day to day business;

    (k) Other than in connection with the completion of the transaction contemplated in the Disposition Circular, Ayotte has good and marketable title to all of its assets as reflected in the most recent of the Ayotte Financial Statements and except as disclosed in the Ayotte Financial Statements such assets are free and clear of any financial encumbrances;

    (l) Ayotte holds all permits, licenses, consents and authorizations issued by any government or governmental authority which are necessary in connection with the operation of its business and the ownership of its properties and assets;

    (m) Ayotte has filed all necessary tax returns in all jurisdictions required to be filed by Ayotte, all returns affecting workers' compensation with the appropriate agency, corporation capital tax returns, if required, and any other material reports and information required to be filed by Ayotte with any governmental authority; Ayotte has paid all income, sales and capital taxes payable by it; Ayotte has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted; Ayotte has paid all instalments of corporate taxes due and payable, and there is not presently outstanding any notice of re-assessment from any applicable tax collecting authority;

    (n) Ayotte has not declared or paid any dividends of any kind nor declared or made any other distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

    (o) There has been no material adverse change in the financial condition and position of Ayotte since the date of the most recent of the Ayotte Financial Statements, or as shall be set out in the Circular, and no damage, loss, destruction or other change in circumstances materially affecting the business, property or assets of Ayotte or its right or capacity to carry on business since the date of the most recent of the Ayotte Financial Statements;

    (p) Ayotte has not engaged in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would have a Material Adverse Effect on Ayotte or its operations, property, assets or financial condition not shown or reflected in the most recent of the

         Ayotte Financial Statements or since the date of the most recent of the Ayotte Financial Statements, except as shall be set out in the Circular;

    (q) Ayotte has not purchased, leased or acquired or agreed to purchase, lease or acquire, any additional property or assets and has not sold, transferred, disposed, mortgaged, pledged, charged, leased or otherwise encumbered, or agreed to sell, transfer, dispose of, mortgage, pledge, charge, lease or otherwise encumber, any of its property or assets other than as disclosed in the Disposition Circular or the Circular;

    (r) Ayotte has not waived or surrendered any right of substantial value and has not made any gift of money or of any of its property or assets;

    (s)  Ayotte has carried on its business in the normal course;

    (t) Ayotte does not have outstanding any material continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts set out in the most recent of the Ayotte Financial Statements or as shall be set out in the Circular and all such contracts, agreements, indentures, or other instruments are in good standing and Ayotte is entitled to all benefits thereunder;

    (u) Ayotte is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under any contract, agreement, indenture or other instrument to which it is a party or by which it is bound. Following the Effective Time, Ayotte will not have any continuing contractual obligations of any nature;

    (v) Except as set forth in the most recent of the Ayotte Financial Statements, or in the Circular, as it relates to Mr. Mazankowski, there are no management contracts or consulting contracts to which Ayotte is a party or by which it is bound, no amount is payable or has been agreed to be paid by Ayotte to any person as remuneration, pension, bonus, share of profits or other similar benefit, and no director, officer or member, or former director, officer or member, of Ayotte, nor any associate or affiliate of any such person, has any claims of any nature against, or is indebted to Ayotte;

    (w) There are no actions, suits, proceedings or investigations pending or, to the knowledge of Ayotte, threatened against or affecting Ayotte, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority, except as contemplated in the Disposition Circular; (x) To the best of the knowledge of Ayotte, the conduct of the business of Ayotte has not infringed upon or violated the intellectual property or other proprietary rights of any other person;

    (y) Ayotte does not beneficially own, directly or indirectly, shares of any other corporate entity or any interest in a partnership, joint venture or other business entity;

    (z) The representations and warranties and other factual statements of Ayotte contained in this Agreement, and all information in the Schedules hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein and therein not misleading;

    (aa) Ayotte is not in possession of any information, documents or material under an obligation of confidentiality to any other person. The conduct of Ayotte's business as presently conducted will not violate or conflict with the obligations of confidentiality to any such other person; and

    (bb) Ayotte has no information or knowledge of any facts pertaining to Ayotte which, if known to Verb, might reasonably be expected to deter Verb from completing the transactions contemplated hereby.

3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties made by Verb and Ayotte and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Effective Date and, notwithstanding any closing or an investigation made by or on behalf of Ayotte or Verb, or any other person, or any knowledge of Ayotte or Verb, as applicable, or any other person, shall continue in full force and effect for the benefit of Ayotte or Verb, as applicable, for a period of six months from the Effective Date.

                                   ARTICLE 4
                                    COVENANTS
4.1      MUTUAL COVENANTS

Except as contemplated in, and conducted in accordance with the terms and conditions of, this Agreement and the Plan of Arrangement, each party covenants and agrees that until the Effective Date, except with the prior written consent of the other party:

    (a) it will not declare or pay any dividends or make any distribution of its properties or assets to its shareholders or purchase or retire any shares of its capital stock;

    (b) it will not alter or amend or authorize any alteration or amendment to its constating documents or bylaws as they exist at the date of this Agreement;

    (c) it will not split, consolidate, exchange or reclassify its shares or other securities;

    (d) it will not engage in any business enterprise or other activity other than in the ordinary course of business;

    (e) it will not acquire or agree to acquire, by amalgamating, plan of arrangement, merging, consolidating or entering into a business combination with or purchasing or leasing substantially all of the assets or otherwise of any business or undertaking or any corporation, partnership, association or other business organization or division thereof;

    (f) it will not sell, lease, transfer, mortgage or otherwise dispose of or encumber any of its property or assets, real or personal, or agree to the same;

    (g) it will not resolve or propose that it be wound-up, dissolved, liquidated, amalgamated or merged into, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding-up or dissolution;

    (h) it will not take any action or fail to take any action which would cause any of the conditions precedent set forth in Article 5 not to be satisfied;

    (i) it will continue to furnish to the other party and to its accountants, counsel and other representatives such information relating to the financial condition, business, operations, properties, assets and affairs of it as may be reasonably requested by the other party, which information shall be true, correct and complete in all material respects and will not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they are made;

    (j)  it will notify the other party in writing:

         (i) promptly after the occurrence thereof of any material adverse change (actual, anticipated, or threatened) with respect to it; and

         (ii) promptly after the occurrence, or failure to occur, of any such event, of information of which it becomes aware with respect to any event which, if known as of the date of this Agreement, would have been required to be disclosed to the other party or which would have been likely to cause any of its representations or warranties in this Agreement to be untrue or incorrect or result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any party herein provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties herein;

    (k) it will do or refrain from doing all acts and things in order to ensure that the representations and warranties in Section 3.1, in the case of Verb, and 3.2, in the case of Ayotte, remain true and correct as of the Effective Date as if such representations and warranties were made at and as of such date;

    (l) it will use commercially reasonable efforts (including co-operating with the other party where applicable) to cause each of the conditions precedent set forth in Article 5 hereof to be complied with on or before the Effective Date;

    (m) if for any reason whatsoever, except by reason of a breach by either party of its obligations hereunder, the Arrangement cannot be completed on the basis contemplated by this Agreement, it will negotiate in good faith with the other party to restructure the transactions contemplated by this Agreement and the Plan of Arrangement on a mutually acceptable basis with a view to the completion of a transaction on as similar a basis to the Arrangement as is possible in the circumstances on or before June 30, 2002 or such other date as may be agreed upon between the parties;

    (n) it will cooperate with the other party in preparing the Circular as a joint management information circular with respect to the Verb Meeting and the Ayotte Meeting and the information relating to such party in the Circular will not contain an untrue statement of a material fact and will not omit to state a material fact that is necessary to make a statement not misleading in the light of the circumstances in which it is made;

    (o) it will use its best efforts to ensure that the Verb Meeting and the Ayotte Meeting are held on the same date;

    (p) it will cooperate and use its respective best efforts to obtain, before the Effective Date, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, governmental or regulatory agencies, boards, commissions or other authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated hereby;

    (q) it will support the transactions contemplated herein and in the Plan of Arrangement and, without limiting the generality of the foregoing, it shall not act or fail to act in any way that might reasonably be expected to discourage Verb Shareholders from voting in favour of the Verb Resolution or that might encourage Verb Shareholders to vote against the Verb Resolution or that might be expected to discourage Ayotte Shareholders from voting in favour of the Ayotte Resolutions or that might encourage Ayotte Shareholders to vote against the Ayotte Resolutions and any public comment (whether oral or written) shall be consistent with and supportive of the Arrangement provided, however, that nothing herein shall prevent either party from making any written disclosure to comply with any legal or regulatory requirement so long as such disclosure is made in accordance with Section 7.5.

4.2      COVENANTS OF AYOTTE

Ayotte covenants and agrees that until the Effective Date, except with the prior written consent of Verb or except as contemplated in, and conducted in accordance with the terms and conditions of, this Agreement and the Plan of
Arrangement:

    (a) it will not incur or commit to incur any indebtedness for borrowed money except indebtedness of Verb;

    (b) it will not allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire, Ayotte Shares or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, Ayotte Shares or other securities, except for Ayotte Shares which may be issued as contemplated in Schedule "C" hereto;

    (c) it will not make any employment contracts or other arrangements with any officers, agents, servants or employees of Ayotte and prior to the Effective Date it will terminate or cancel all such existing contracts or arrangements;

    (d) it will cooperate with Verb in the preparation of the Circular and will ensure that the disclosure in the Circular with respect to Ayotte and the Ayotte Shares shall constitute full, true and plain disclosure of all material facts relating to Ayotte and the Ayotte Shares and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make any statement therein not misleading in light of the circumstances in which it is made (and Ayotte acknowledges that with respect to such information in the Circular relating to Ayotte and the Ayotte Shares, Verb will rely upon the information provided by or on behalf of Ayotte for the purpose of inclusion in the Circular, without having to make any independent investigations and Verb will assume no responsibility for the accuracy or completeness of such information);

    (e) subject to Section 4.6, it will not authorize or permit any officers, directors or employees, agents, advisers, consultants or other representatives of it to:

         (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information) any inquiry or the making of any proposal to it or its shareholders from any person which constitutes, or may reasonably be expected to lead to (in either case whether in one transaction or a series of transactions), a Competing Offer, or agree to or endorse any of the foregoing; or

         (ii) enter into or participate in any discussions or negotiations regarding any Competing Offer, or furnish to any other person any information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of it or in connection with any Competing Offer, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing;

     (f) it will provide Verb with full access to such records of Ayotte and furnish Verb with such information with respect thereto and with respect to any other matters pertaining to Ayotte as Verb may reasonably require; provided that any information which Verb has received pursuant to this subparagraph is confidential and will not be released to any other party or parties nor will it be used by Verb or its directors and officers for their own benefit without the permission of Ayotte;

     (g) it will, both before and after the Effective Date, execute and do all such further deeds, things and assurances as may be required in the reasonable view of Verb's counsel for consummating the transactions contemplated herein;

     (h) it will forthwith take steps to convene the Ayotte Meeting at the earliest opportunity and shall use its best efforts to obtain the approval of its shareholders to the terms of this Agreement; and

     (i) it will forthwith use its best efforts to obtain the necessary approval of the Exchange to the terms of this Agreement and the Transaction.

4.3      COVENANTS OF VERB

Verb covenants and agrees that until the Effective Date, except with the prior written consent of Ayotte or except as contemplated in, and conducted in accordance with the terms and conditions of, this Agreement and the Plan of
Arrangement:

     (a) it will not incur or commit to incur any indebtedness for borrowed money, out of the ordinary course of its business;

     (b) it will not allot or issue, or enter into any agreement for the allotment or issuance, or grant any other rights to acquire Verb Shares or other securities or securities convertible into, exchangeable for, or which carry a right to acquire, directly or indirectly, any Verb Shares or other securities, except for Verb Shares which may be issued as contemplated in Schedule "B" hereto;

     (c) it will conduct its business diligently and in the ordinary course consistent with the manner in which the business generally has been operated up to the date of execution of this Agreement;

     (d) it will take all actions required under its constating documents to approve the Arrangement and the transfer of the Verb Shares to Ayotte as contemplated by this Agreement;

     (e) it will provide Ayotte with full access to such records of Verb and furnish Ayotte with such information with respect thereto and with respect to any other matters pertaining to Verb as Ayotte may reasonably require; provided that any information which Ayotte and its directors and officers has received pursuant to this subparagraph is confidential and will not be released to any other party or parties nor will it be used by Ayotte or its directors or officers for their own benefit without the permission of Verb;

     (f) it will, both before and after the Effective Date, execute and do all such further deeds, acts, things and assurances as may be required in the reasonable view of Ayotte's counsel for consummating the transactions contemplated herein;

     (g) on or before the Effective Date, it will arrange for those Verb Securityholders whose shares in Ayotte are to be held in escrow, to execute the escrow agreement referred to in Section 2.3;

     (h) it will, and will arrange for the Verb Securityholders to execute and deliver to Ayotte any securities regulatory materials required in connection with the transactions contemplated hereby, including, without limitation, any documentation or undertaking required by the Exchange or any relevant securities regulatory authority;

     (i) it will forthwith take steps to convene the Verb Meeting at the earliest opportunity and shall use its best efforts to obtain the approval of its shareholders to the terms of this Agreement and the Arrangement;

     (j) it will cooperate with Ayotte in the preparation of the Circular and will ensure that the disclosure in the Circular with respect to Verb and the Verb Shares shall constitute full, true and plain disclosure of all material facts relating to Verb and the Verb Shares and Verb Special Warrants and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make any statement therein not misleading in light of the circumstances in which it is made (and Verb acknowledges that with respect to such information in the Circular relating to Verb, the Verb Shares and the Verb Special Warrants, Ayotte will rely upon the information provided by or on behalf of Verb for the purpose of inclusion in the Circular, without having to make any independent investigations and Ayotte will assume no responsibility for the accuracy or completeness of such information);

     (k) it will promptly notify Ayotte of all notices of dissent or written objections to the transactions contemplated hereby received from dissenting Verb Shareholders and of any withdrawal of such notices of dissent or written objections;

     (l) subject to Section 4.6, it will not, and it will not authorize or permit any of its officers, directors or employees, agents, advisers, consultants or other representatives to:

         (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information) any inquiry or the making of any proposal to it or its shareholders from any person which constitutes, or may reasonably be expected to lead to (in either case whether in one transaction or a series of transactions), a Competing Offer, or agree to or endorse any of the foregoing; or

         (ii) enter into or participate in any discussions or negotiations regarding any Competing Offer, or furnish to any other person any information with respect to its business, properties, operations, prospects or conditions (financial or otherwise) in connection with any Competing Offer, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing.

4.4      SPECIAL MEETINGS

As soon as practicable, the parties will prepare the Circular for mailing to their respective securityholders and, subject to the issuance of the Interim Order, Ayotte and Verb will respectively convene the Meetings (with the Verb meeting being held on the same day and immediately following the Ayotte meeting). The parties will file the Circular with the appropriate regulatory authorities in all jurisdictions where the same is required and will mail the same to the appropriate persons in accordance with applicable law and, in the case of Verb, the Interim Order. Each party will provide the other on a timely basis with all such information as may be required to be included in the Circular which relates to it. The parties will cooperate with each other in connection with the preparation of documentation for submission to regulatory authorities and holders of their respective securities and will keep each other informed of any requests or comments made by regulatory authorities in connection with such documentation.

4.5 COURT PROCEEDINGS

Verb and Ayotte, together, will arrange for the preparation of the documents to be filed with the Court for the purposes of obtaining the Interim Order and the Final Order. In addition, Verb will not object to counsel for Ayotte making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel deems appropriate, provided that Verb is advised of the nature of any submissions not reasonably contemplated in the material to be filed with the Court prior to the hearing.

4.6      FIDUCIARY DUTIES

Nothing contained in this Agreement will prohibit, enjoin or otherwise restrict the board of directors of Ayotte or Verb or any director of Ayotte or Verb in the fulfilment of their fiduciary duties, from supporting or facilitating any Competing Offer or Alternative Company Transaction or from failing to give, qualifying or otherwise amending any recommendation to be or previously given to Ayotte Shareholders or Verb Securityholders in connection with the consummation of the transaction contemplated by this Agreement including, without limitation, the Arrangement.

4.7      DIRECTORS AND OFFICERS

On the Effective Date, the directors and officers of Ayotte and Verb (which shall be a wholly-owned subsidiary of Ayotte) shall be as follows, and the parties agree to obtain such registrations and/or consents to act as may be required in order to effect such appointments:

AYOTTE

Board of Directors      Officers
------------------      --------

Nathanael Lineham       Nathanael Lineham - President & Chief Executive Officer
Lynn Patterson          David Ebert - Chief Financial Officer
Nelson Young            Jeff Durno - Secretary
Jeff Durno
Louis Eisman
Ross Wilmot
Noel Bambrough

VERB

Board of Directors      Officers
------------------      --------

Nathanael Lineham       Nathanael Lineham - President & Chief Executive Officer
David Ebert             David Ebert -  Chief Financial Officer
Francis Liang           Keith Andrews - Vice-President of Sales
                        Calvin Wang - Chief Technical Officer
                        Jeff Warkentin - Vice-President of Operations
                        Kerry Munro - Vice-President of Marketing

                                   ARTICLE 5
                              CONDITIONS PRECEDENT

5.1      MUTUAL CONDITIONS PRECEDENT

The respective obligations of the parties hereto to complete the Arrangement by filing a certified copy of the Final Order with the Registrar for acceptance are subject to the satisfaction of, or mutual waiver by the parties on or before the Effective Time of each of the following conditions, which are for the mutual benefit of Ayotte and Verb:

     (a) The Interim Order shall have been obtained in form and substance satisfactory to each of the parties, acting reasonably;

     (b) The Plan of Arrangement, without amendment or with amendments acceptable to Verb and Ayotte acting reasonably, shall have been approved at the Verb Meeting by the Verb Shareholders as required by the Interim Order;

     (c) The Transaction shall have been approved at the Ayotte Meeting by the Ayotte Shareholders;

     (d) The Final Order shall have been obtained in form and substance satisfactory to each of the parties, acting reasonably;

     (e) All approvals and consents, regulatory or otherwise, which are required in connection with the consummation of the transactions contemplated in this Agreement and in the Plan of Arrangement shall have been obtained (including, without limitation, the approval of the Transaction by the Exchange and the listing or reservation for listing of the Ayotte Shares to be issued pursuant to the Plan of Arrangement);

     (f) The time period for the exercise of any right to dissent conferred upon Verb Shareholders in respect of the Arrangement shall have expired and Verb Shareholders shall not have exercised (and not abandoned) such right of dissent with respect to greater than 10% of the number of outstanding Verb Shares;

     (g) No preliminary or permanent injunction, restraining order, cease trading order or order or decree of any domestic or foreign court, tribunal, governmental agency or other regulatory authority or administrative agency, board or commission, and no law, regulation, policy, directive or order shall have been enacted, promulgated, made, issued or applied to cease trade, enjoin, prohibit or impose material limitations on the Arrangement or the transactions contemplated herein or in the Plan of Arrangement and remain in effect and no such action, proceeding or order shall, to the best of the knowledge of Verb or Ayotte be pending or threatened and, without limiting the generality of the foregoing, no person shall have filed any notice of appeal of the Final Order, and no person shall have communicated to Verb or Ayotte (orally or in writing) any intention to appeal the Final Order which, in the reasonable opinion of Verb or Ayotte (on the advice of counsel), would make it inadvisable to proceed with the implementation of the Arrangement;

     (h) There shall not exist any prohibition at law against the completion of the Arrangement; and

     (i) This Agreement shall not have been terminated pursuant to Article 6.

5.2      ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VERB

The obligation of Verb to complete the Arrangement by filing a certified copy of the Final Order with the Registrar for acceptance shall be subject to the satisfaction or waiver by Verb on or before the Effective Time, of the following conditions, which are for the benefit of Verb and may be waived in whole or in part by Verb at any time:

     (a) Ayotte shall have performed and not be in material default of any covenant contained herein and its representations and warranties shall be true and correct as of the date of mailing of the Circular and as of the Effective Date and Verb shall have received a certificate of Ayotte, dated each such date, signed by the Chief Executive Officer and one other senior officer confirming the foregoing;

     (b) Ayotte shall have furnished Verb with a favourable opinion of counsel to Ayotte, dated the Effective Date, in form and substance acceptable to Verb and its counsel, acting reasonably;

     (c) There shall not exist or have occurred (or been threatened) any change (or any condition, event or development involving a prospective change) which, singly or in the aggregate, would or does have a Material Adverse Effect on Ayotte;

     (d) The issue of the Ayotte Shares pursuant to the Arrangement will have been approved by all necessary corporate action to permit such shares to be issued as fully paid and non-assessable and such issuance will be exempt from the registration and prospectus requirements of applicable securities laws in each of the provinces of Canada in which registered holders of Verb Shares are resident; and the Ayotte Shares issued pursuant to the Arrangement will not be subject to restrictions on resale under the securities laws in any of the provinces of Canada in which registered holders of Verb Shares are resident, except by reason of the existence of any controlling interest in Ayotte pursuant to the securities laws of any applicable jurisdiction or by reason of escrow requirements imposed by the Exchange or pursuant to applicable securities law, or as otherwise disclosed in the Circular;

     (e) Verb being satisfied, in its sole discretion, with its due diligence investigations of Ayotte;

     (f) On the Effective Date, the board of directors of Ayotte shall be reconstituted to consist of the individuals set forth in Section 4.7;

     (g) Ayotte shall have completed a consolidation of its common shares of 5 to 1 (five pre-consolidation shares to equal one post-consolidation share) and shall have changed its name to "Verb Exchange Inc.";

     (h) With the exception of the securities disclosed in Schedule "C" as continuing after the completion of the Arrangement, Ayotte shall have cancelled all existing rights to acquire securities of Ayotte (whether pursuant to options, warrants, convertible securities, or otherwise); and

     (i) Ayotte shall have adopted a stock option plan, in form acceptable to Verb acting reasonably, to come into effect following the completion of the Arrangement.

5.3      ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AYOTTE

The obligation of Ayotte to complete the transactions set forth in the Plan of Arrangement shall be subject to the satisfaction or waiver by Ayotte, on or before the Effective Date, of the following conditions, which are for the benefit of Ayotte and which may be waived by Ayotte, in whole or in part, at any time:

     (a) Verb shall have performed and not be in default of any covenant contained herein and its representations and warranties shall be true and correct as of the date of mailing of the Circular and as of the Effective Date and Ayotte shall have received a certificate of Verb, dated each such date, signed by the President and Chief Financial Officer confirming the foregoing;

     (b) Verb shall have furnished Ayotte with a favourable opinion of counsel to Verb dated the Effective Date, in form and substance acceptable to Ayotte and its counsel, acting reasonably;

     (c) There shall not exist or have occurred (or been threatened) any change (or any condition, event or development involving a prospective change) which, singly or in the aggregate, would or does have a Material Adverse Effect on Verb;

     (d) Verb will have delivered audited financial statements to Ayotte, for such periods as may be required by the Exchange;

     (e) The issue of the Ayotte securities to the Verb Securityholders pursuant to the Arrangement are able to be made in compliance with and reliance on exemptions from the registration and prospectus requirements of the applicable securities laws;

     (f) Verb shall have settled or eliminated the debt owed by the Subsidiary to AT&T and any debt of Verb owed in relation to such debt of the Subsidiary;

     (g) Verb shall have entered into a revised agreement with Webley Systems Inc. ("WEBLEY") concerning Verb's use of Webley's platform technology, on terms no less favourable than those previously granted to Verb;

     (h) Verb will have entered into employment agreements with each of its senior officers, on terms no less favourable than their current agreements, in forms acceptable to Ayotte acting reasonably;

     (i) On the Effective Date, the board of directors of Ayotte shall be reconstituted to consist of the individuals set forth in Section 4.7;

     (j) With the exception of the securities disclosed in Schedule "B" as continuing after completion of the Arrangement, Verb shall have cancelled all existing rights to acquire securities of Verb (whether pursuant to options, warrants, convertible securities, or otherwise); and

     (k) Certain Securityholders shall have entered into such escrow agreements as may be required by the Exchange, including, if adequate value cannot be demonstrated by Verb to the Exchange, a Surplus Security Escrow Agreement, as defined in Exchange Policy 5.4.

5.4      SATISFACTION OF CONDITIONS

The conditions set out in Sections 5.1, 5.2 and 5.3 hereof shall be conclusively deemed to have been satisfied, waived or released upon the filing of the Final Order with the Registrar for acceptance to give effect to the Plan of Arrangement pursuant to Section 252 of the BCCA.

5.5      CLOSING

On the Effective Date:

     (a) Verb will deliver to Ayotte:

         (i)  the officers' certificate referred to in Section 5.3(a) hereof;

         (ii) a certified copy of the resolutions of the directors of Verb approving the Arrangement;

         (iii) a certified copy of the minutes of a meeting of the shareholders of Verb approving the Plan of Arrangement and the transactions contemplated under this Agreement;

         (iv) a duly executed share certificate of Verb in the name of Ayotte representing all of the issued and outstanding Verb Shares;

         (v) the escrow agreement(s) referred to in Section 2.3, duly executed by those Verb Shareholders whose Ayotte Shares are to be held in escrow;

         (vi) the opinion of counsel referred to in Section 5.3(b); and

         (vii) such other documents reasonably required by Ayotte's counsel.

    (b)  Ayotte will deliver to Verb:

         (i)  a copy of a letter from the Exchange approving the Transaction;

         (ii) the opinion of counsel referred to in Section 5.2(b);

         (iii) a certified copy of the minutes of the meeting of the shareholders of Ayotte approving the Transaction and the transactions contemplated under this Agreement;

         (iv) a certified copy of the resolution of the directors of Ayotte authorizing the allotment and issuance of the securities of Ayotte to be issued to the Verb Securityholders pursuant to the terms of this Agreement;

         (v) the resignations of the current directors of Ayotte and a certified copy of the resolution of the directors of Ayotte authorizing the appointment of the individuals to the board of directors specified in Section 4.7;

         (vi) the officers' certificate of Ayotte referred to in Section 5.2(a);

         (vii) share certificates of Ayotte for the Ayotte Shares registered in the names of the Verb Securityholders and, where applicable, replacement warrant certificates; and

         (viii) such other documents reasonably required by Verb's counsel.

    (c) Subject to the terms and conditions hereof, the transactions contemplated herein will be closed on the Effective Date at the offices of Anfield Sujir Kennedy & Durno, at 1600 - 609 Granville Street, Vancouver, British Columbia, V7Y 1C3 or at such other place or places as may be mutually agreed upon by Verb and Ayotte.

                                   ARTICLE 6
                            TERMINATION OF AGREEMENT

6.1      TERMINATION BY VERB OR AYOTTE

If, at any time prior to the Effective Time, any representation and warranty or covenant (which by its terms must be complied with or fulfilled at such time), made or given by either party in this Agreement is not, in the case of a representation and warranty, true and correct with the same force and effect as if given at and as of such time (whether or not the truth and correctness of such representation and warranty is within such party's control) or, in the case of a covenant, is not being complied with or fulfilled in all material respects and if such representation and warranty or covenant is not made true and correct or complied with or fulfilled in all material respects by action of such party by the later of: the Business Day in Vancouver prior to the Verb Meeting Date; and two Business Days in Vancouver from such party receiving notice in writing to that effect from the other party, the other party may, at the expiry of such period, by giving notice in writing to such party, terminate this Agreement and the obligations of the parties hereunder other than those set out in Sections
7.2 (Fees and Expenses) and, in respect of such termination, 7.5 (Public Announcements).

If any of the conditions set forth in Section 5.1 are not complied with or waived on or before the date required for the performance thereof, either Ayotte or Verb upon written notice to the other party, may rescind and terminate this Agreement and shall have no other right or remedy against the other party except as set forth in Sections 7.2 or 7.5. If any of the conditions set forth in Sections 5.2 or 5.3 are not complied with or waived on or before the date required for the performance thereof, the party which has the benefit of such condition, upon written notice to the other party, may rescind and terminate this Agreement and shall have no other right or remedy against the other party except as set forth in Sections 7.2 or 7.5. 6.2 AUTOMATIC TERMINATION

This Agreement shall terminate and the obligations and covenants of the parties hereunder other than those set out in Section 7.2 (Fees and Expenses) and, in respect of such termination, 7.5 (Public Announcement) shall terminate at 11:59 p.m. (Vancouver time) on July 31, 2002 unless extended by the parties.

                                   ARTICLE 7
                                     GENERAL
7.1      NOTICES

All notices and other communications hereunder shall be in writing and shall be delivered by hand to the parties at the following addresses or sent by telecopy at the following numbers or at such other addresses or telecopier numbers as shall be specified by the parties by like notice:


    if to Verb:

         Verb Exchange Inc.
         201 - 1166 Alberni Street, Vancouver, British Columbia, V6E 3Z3
         Attention:  Nathanael Lineham
         Facsimile No. (604) 685-8366

     with a copy to:

         Anfield Sujir Kennedy & Durno
         1600 - 609 Granville Street, Vancouver, British Columbia, V7Y 1C3
         Attention:  Jeff Durno
         Facsimile No. (604) 669-3877

    and if to Ayotte:

         Ayotte Music Inc.
         c/o 2200 - 1055 West Hastings Street, Vancouver,
         British Columbia, V6E 2E9
         Attention:  Mr. Louis Eisman
         Facsimile No. (604)  739-8702

    with a copy to:

         Heenan Blaikie LLP
         Suite 2200 - 1055 West Hastings Street, Vancouver,
         British Columbia, V6E 2E9
         Attention:  Mr. Roderick Kirkham
         Fax No. (604) 669-5101

The date of receipt of any such notice shall be deemed to be the date of delivery thereof or, in the case of notice sent by telecopy, the date of successful transmission thereof unless transmission is received after business hours, in which case the date of receipt shall be deemed to be the next Business Day in the place of receipt.

7.2      FEES AND EXPENSES

Each party will be responsible for and bear all of its own fees, costs and expenses incurred at any time in connection with entering into this Agreement and consummating the transactions contemplated herein and in the Plan of Arrangement.

7.3      SUCCESSORS AND ASSIGNS

This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other party.

 7.4     TIME OF ESSENCE

Time shall be of the essence of this Agreement and of each of its provisions.

7.5      PUBLIC ANNOUNCEMENTS

All press releases or other public written communications of any sort by either of the parties hereto relating to this Agreement or the Arrangement and the method of release for publication thereof will be provided for review and comment by the other party hereto. Each party will deal expeditiously with a request for comments on such written communication provided that the party issuing such written communication shall not be delayed if to do so would be contrary to any legal or regulatory requirement. 7.6 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

7.7      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained herein. For greater certainty, the parties acknowledge the separate existence of a Loan Agreement dated November 29, 2001 between the parties and such other agreements as may be contemplated thereunder.

7.8 FURTHER ASSURANCES

Each party shall make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be reasonably required in order to implement this Agreement, the transactions contemplated herein and in the Plan of Arrangement.

7.9      AMENDMENT OR WAIVER

Subject to any requirements imposed by law or by the Court, this Agreement may be supplemented or amended, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written document executed by both parties; provided, however, that the terms of this Agreement may not be supplemented or amended, or any of the provisions waived, in a manner materially prejudicial to the holders of Verb Shares without their approval at the Verb Meeting or, following the Meeting, without their approval given in the same manner as required by law for the approval of the Arrangement or, in either case, as may be required by the Court. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or breach of any other term, representation or warranty in this Agreement. Notwithstanding the foregoing, the Plan of Arrangement may only be supplemented or amended in accordance with the provisions thereof.

7.10     COUNTERPARTS

This Agreement may be executed in counterparts and may be delivered by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.



                                            VERB EXCHANGE INC.


                                            Per:   /s/  Nathanael Lineham
                                                  ------------------------------

                                            AYOTTE MUSIC INC.


                                            Per:   /s/  Louis Eisman
                                                  ------------------------------

                                  SCHEDULE "A"

              TO THE ARRANGEMENT AGREEMENT DATED AS OF MAY 1, 2002
                BETWEEN VERB EXCHANGE INC. AND AYOTTE MUSIC INC.

                            PLAN OF ARRANGEMENT UNDER
                SECTION 252 OF THE COMPANY ACT (BRITISH COLUMBIA)

                                   ARTICLE 8
                                 INTERPRETATION
8.1      DEFINITIONS

In this Plan of Arrangement:

"ARRANGEMENT AGREEMENT" means the arrangement agreement dated as of May 1, 2002 between Verb and Ayotte to which this Plan of Arrangement is attached as Schedule "A", as the same may be amended from time to time.

"ARRANGEMENT" means the arrangement under Section 252 of the BCCA on the terms and conditions set forth in this Plan of Arrangement and any amendment or variation thereto made in accordance with the terms of the Arrangement Agreement.

"AYOTTE" means Ayotte Music Inc.

"AYOTTE MEETING" means the extraordinary general meeting of Ayotte Shareholders and any adjournment thereof to be held to consider and, if deemed advisable, approve, among other things, the Transaction and all other matters requiring approval pursuant to the terms and conditions of the Arrangement Agreement.

"AYOTTE SHAREHOLDERS" means, at any time, the registered holders at that time of Ayotte Shares.

"AYOTTE SHARES" means the common shares in the capital of Ayotte, as constituted on the date hereof, and upon the completion of a 5:1 share consolidation, as shall be constituted subsequent to such share consolidation.

"BCCA" means the Company Act (British Columbia), R.S.B.C. 1996, C-62, as amended.

"BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day on which banks are not open for business in the relevant place.

"CIRCULAR" means the joint management information circular of Verb and Ayotte, including any schedules attached thereto, to be mailed to Ayotte Shareholders and Verb Securityholders in connection with the Ayotte and Verb Meetings, together with any amendments or supplements thereto.

"COURT" means the Supreme Court of British Columbia.

"DISSENTING SHAREHOLDER" means a Verb Shareholder who exercises the right of dissent ordered by the Court with respect to the Arrangement.

"EFFECTIVE DATE" means the date on which the Effective Time falls.

"EFFECTIVE TIME" means the point in time when a certified copy of the Final Order has been accepted for filing by the Registrar.

"ESCROW AGREEMENT" means the escrow agreement(s) contemplated under Section 2.3 of the Arrangement Agreement between Ayotte and certain Verb Shareholders in the form required by the Exchange to be dated as of the Effective Date.

"EXCHANGE" means the Canadian Venture Exchange.

"EXCHANGED SHARES" has the meaning ascribed thereto in Section 3.4 of this Plan of Arrangement.

"FINAL ORDER" means the final order of the Court made in connection with the approval of the Arrangement.

"INTERIM ORDER" means the interim order of the Court made in connection with the approval of the Arrangement, as the same may be amended, supplemented or varied by the Court.

"PLAN OF ARRANGEMENT" means this plan of arrangement, as amended and supplemented from time to time in accordance herewith, the terms of the Arrangement Agreement or any order of the Court.

"TAX ACT" means the Income Tax Act (Canada).

"TRANSACTION" means the acquisition of certain of the issued and outstanding securities of Verb by Ayotte, together with other transactions contemplated in the Arrangement Agreement.

"VERB" means Verb Exchange Inc.

"VERB MEETING" means the extraordinary general meeting of Verb Shareholders and any adjournment thereof to be held to consider and, if deemed advisable, approve, among other things, the Arrangement and all other matters requiring approval pursuant to the terms and conditions of the Arrangement Agreement, or the Interim Order.

"VERB SECURITYHOLDERS" means, at any time, the registered holders of any securities of Verb, including special warrants, shares, options to purchase shares and warrants.

"VERB SHAREHOLDERS" means at any time the registered holders at that time of Verb Shares, excluding Dissenting Shareholders.

"VERB SHARES" means the issued and outstanding common shares in the capital of Verb.

"VERB SPECIAL WARRANTS" means the issued and outstanding special warrants of Verb, as set out in Schedule "B" of the Arrangement Agreement.

"VERB WARRANTS" means the issued and outstanding share purchase warrants of Verb, as set out in Schedule "B" of the Arrangement Agreement.

8.2      HEADINGS AND REFERENCES

         The division of this Plan of Arrangement into sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to sections are to sections of this Plan of Arrangement.

8.3 NUMBERS, ETC.

         Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders; and words importing person shall include firms and corporations and vice versa.

8.4      DATE OF ANY ACTION

         In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

                                   ARTICLE 9
                              ARRANGEMENT AGREEMENT

9.1      PLAN OF ARRANGEMENT

         This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms part of the Arrangement Agreement.

                                   ARTICLE 10
                                 THE ARRANGEMENT

10.1     PURPOSE AND EFFECT OF ARRANGEMENT

         Upon completion of the Arrangement, Verb Securitholders will become securityholders of Ayotte and Verb will become a wholly-owned subsidiary of Ayotte. Ayotte will thereafter carry on the business currently conducted by Verb, through Verb, its wholly-owned subsidiary. 10.2 EXCHANGE OF SECURITIES

         On the Effective Date at the Effective Time, the following shall occur and shall be deemed to occur without any further authorization, act or formality:

    (a)  in accordance with the calculations and adjustments set forth in
         Section 3.4, all of the outstanding Verb Shares, other than shares held by Dissenting Shareholders, will be acquired by Ayotte in exchange for the Exchanged Shares;

    (b) with the exception of the Dissenting Shareholders, each holder of issued and outstanding Verb Shares, as of immediately prior to the Effective Time, shall be deemed to have delivered to Verb, the certificates representing such Verb Shares, duly endorsed for transfer, in exchange for their pro rata (exclusive of Verb Shares held by Dissenting Shareholders) entitlement to Exchanged Shares, provided that the number of Exchanged Shares issued to any Verb Shareholder, if calculated to include a fraction of an Ayotte Share, shall be rounded to the next whole Ayotte Share;

    (c) All of the outstanding Class A Verb Special Warrants will be acquired by Ayotte in exchange for 700,000 post-consolidation Ayotte Shares;

    (d) all of the outstanding Class B Verb Special Warrants will be acquired by Ayotte in exchange for 132,000 post-consolidation Ayotte Shares and 132,000 warrants, entitling the holders to acquire an aggregate of 132,000 additional post-consolidation Ayotte Shares at a price of $0.80 per share, on or before March 27, 2003;

    (e) Each holder of issued and outstanding Class A Verb Special Warrants as of immediately prior to the Effective Time, shall be deemed to have delivered to Verb, certificates representing the Class A Verb Special Warrants for cancellation, in exchange for their pro rata entitlement to the 700,000 post-consolidation Ayotte Shares, provided that the number of Ayotte Shares to be issued to any holder of Class A Verb Special Warrants, if calculated to include a fraction of an Ayotte Share, shall be rounded to the next whole Ayotte Share;

    (f) Each holder of issued and outstanding Class B Verb Special Warrants as of immediately prior to the Effective Time, shall be deemed to have delivered to Verb, certificates representing the Class B Verb Special Warrants for cancellation, in exchange for their pro rata entitlement to the 132,000 post-consolidation Ayotte Shares and 132,000 warrants of Ayotte, provided that the number of Ayotte Shares to be issued to any holder of Class B Verb Special Warrants, if calculated to include a fraction of an Ayotte Share, shall be rounded to the next whole Ayotte Share;

    (g) Subject to the written consent of the holders of all outstanding Verb Warrants as of immediately prior to the Effective Time, the certificates evidencing the Verb Warrants shall be deemed to have been delivered to Verb for cancellation, in exchange for the allotment and issuance by Ayotte of the warrants set forth in Section 2 of Schedule "B" of the Arrangement Agreement, under the heading "Rights to Acquire Ayotte Shares Post-Transaction".

    (h) except as provided for in the Arrangement Agreement or herein all options, warrants and other rights to acquire Verb Shares or securities convertible into Verb Shares that remain in existence immediately prior to the Effective Time, if any, shall be immediately cancelled;

    (i) Verb shall transfer the Verb Shares to Ayotte and shall issue a certificate in the name of Ayotte for all of the issued and outstanding Verb Shares in exchange for the requisite number of Exchanged Shares. Outstanding Verb Special Warrants and Verb Warrants shall be cancelled;

    (j) Ayotte shall deliver to Verb certificates representing the requisite number of Ayotte Shares, or share purchase warrants, as applicable, issued in exchange for Ayotte's receipt of all of the issued and outstanding Verb Shares and evidence of the cancellation of the Verb Special Warrants and Verb Warrants, registered in the names of the Verb Securityholders for delivery to the Verb Securityholders subject to the conditions of Section 3.3 and Article 4;

    (k) each Verb Securityholder, as constituted immediately prior to the Effective Time, shall cease to be a holder of Verb securities and the exchange of the securities held by each Verb Securityholder in exchange for securities of Ayotte shall be recorded in the security registers of Verb as of the Effective Date;

    (l) the certificate representing each Verb Share or other security of Verb, other than the certificate issued to Ayotte under Section 3.2(g) above shall be deemed to have been transferred and cancelled as of the Effective Time; and

    (m) each Verb Securityholder, other then Dissenting Shareholders, as constituted immediately prior to the Effective Time, shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such securities in accordance with the provisions hereof.

10.3     ACQUISITION OF COMMON SHARES OF DISSENTING HOLDERS

         The shares of any Verb Shareholder who, at or prior to the Verb Meeting, sent a Notice of Dissent (as defined in Section 5.2) to Verb in accordance with Article 5 below, to whom Verb forwarded a Notice of Intention to Act (as defined in Section 5.5) following approval of the Arrangement at the Verb Meeting, and who then forwarded a notice to Verb requiring Verb to purchase their Verb Shares in accordance with the provisions of Section 5.6 hereof, shall be, and shall be deemed to be surrendered to Verb for cancellation and cancelled contemporaneously with the acquisition by Ayotte of Verb securities pursuant to
Section 3.2 on payment of the fair value therefor by Verb to the Dissenting Shareholder and such holders shall thereupon have no rights or entitlements with respect to those Verb Shares except as provided in Article 5.

10.4     CALCULATION OF EXCHANGED SHARES

         The aggregate number of Ayotte Shares to be issued by Ayotte to the Verb Shareholders on the Effective Date (the "EXCHANGED SHARES") in consideration for Ayotte's acquisition of all of the issued and outstanding shares of Verb, with the exception of those held by the Dissenting Shareholders, shall be calculated in accordance with the following formulas:

         ES = 4,320,925 - B - C

    WHERE:

         B     = (F / 2,000,000) X 4,320,925

               WHERE:

               F = The amount, stated in Canadian dollars (using, where necessary, the purchase exchange rate quoted by the Royal Bank of Canada as of the close of business on the day immediately preceding the Effective Date), that Verb's aggregate liabilities (net of any amounts owing by Verb to Ayotte), including accrued lease obligations and off-balance sheet liabilities, but excluding any accrued liabilities relating to the Transaction or any financing transactions undertaken in order to satisfy the Financing Condition, exceed (US)$200,000 as of the close of business on the day immediately preceding the Effective Date.

               C     = (4,320,925 - B) X (G / H)

                     WHERE:

                     G = The aggregate number of Verb Shares held by the Dissenting Shareholders.

                     H = The aggregate number of issued and outstanding Verb Shares immediately prior to the Effective Time, inclusive of those held by the Dissenting Shareholders.

Notwithstanding the aforesaid formulas, it is acknowledged that the aggregate number of Exchanged Shares may differ to a minor extent from what is calculated using the aforesaid formulas as the aggregate number of Exchanged Shares issuable to any Verb Shareholder, if calculated to include a fraction, shall be rounded to the nearest next whole share.

                                   ARTICLE 11
                                  CERTIFICATES

11.1     DELIVERY OF SHARE CERTIFICATES

              On or before the Effective Date:

         (a) on receipt from Verb of the share certificate registered in the name of Ayotte, contemplated to be delivered under Section 3.2(g) hereof, (less any shares for which a Notice of Dissent shall have been received by Verb and pursuant to which, Verb will repurchase the shares for which the Notice of Dissent was received for cancellation), Ayotte shall cause a treasury order to be delivered to the registrar and transfer agent for Ayotte, ComputerShare Investor Services Inc., (the "TRANSFER AGENT") providing for the issuance of the Ayotte Shares to be issued pursuant to the Arrangement for delivery to such Verb Securityholders in accordance with this Section 4.1; provided however that the certificates representing the Ayotte Shares of those certain Verb Securityholders which are to be held in escrow will be retained by the Transfer Agent, to be released to the Verb Securityholders in accordance with the terms and conditions of the Escrow Agreement;

         (b) unless otherwise directed by the applicable Verb Securityholder, and as communicated by Verb to Ayotte in writing, the certificates evidencing the Ayotte Shares referred to in this Section shall be issued and registered in the name of the registered holder of the Verb Shares or other Verb securities acquired or cancelled;

         (c) on and after the Effective Date, any certificate representing Verb Shares or other Verb securities shall represent only the right to receive Ayotte Shares or other Ayotte securities in accordance with this Section; and

         (d) as soon as practicable following the Effective Date, where a Verb Securityholder has not exercised the Right of Dissent in accordance with Article 5, Ayotte will cause the Transfer Agent to deliver certificates representing the Ayotte Shares or other Ayotte securities as contemplated under Section 3.2 above, required to be delivered to such holder pursuant to the provisions hereof.

                                   ARTICLE 12
                                    AMENDMENT

12.1     GRANT OF RIGHT OF DISSENT

         Notwithstanding Section 3.2, Verb Shareholders may exercise a right of dissent (the "RIGHT OF DISSENT") pursuant to the provisions of the Interim Order and this Article 5.

12.2     DISSENT PROCEDURES

         A Verb Shareholder who wishes to exercise his or her Right of Dissent must give written notice of his or her dissent (a "NOTICE OF DISSENT") to Verb by depositing such Notice of Dissent with Verb, or mailing it to Verb by registered mail, at its registered and records office at 1600 - 609 Granville Street, Vancouver, British Columbia, V7Y 1C3, marked to the attention of Jeff Durno, or by personally serving it on any director or officer of Verb, in all cases not later than 48 hours before the Verb Meeting. To be valid, a Notice of Dissent must:

    (a)  state that the Verb Shareholder is exercising its Right of Dissent; and

    (b) specify the number of Verb Shares (which must not be less than all of the Verb Shares held by such person) in respect of which such Verb Shareholder is exercising its Right of Dissent.

12.3     RIGHT TO VOTE

         The giving of a Notice of Dissent does not deprive a Verb Shareholder of its right to vote at the Verb Meeting against the resolution approving the Arrangement. A vote against such resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent.

12.4     VOTING

         A Verb Shareholder is not entitled to exercise a Right of Dissent with respect to any Verb Shares if the shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed its proxyholder to vote) in favour of the resolution approving the Arrangement. A Verb Shareholder, however, may vote as proxy for a shareholder whose proxy requires an affirmative vote, without affecting his or her right to exercise the Right of Dissent.

12.5     NOTICE OF INTENTION

         If the resolution approving the Arrangement is passed, Verb will give each Verb Shareholder that has delivered a valid Notice of Dissent (being the "DISSENTING SHAREHOLDERS") prior notice of its intention to act (a "NOTICE OF INTENTION TO ACT") on such resolution.

12.6     PURCHASE OF SHARES

         On receiving a Notice of Intention to Act in accordance with Section 5.5, the Dissenting Shareholder is entitled to require Verb to purchase all of the Verb Shares in respect of which the Notice of Dissent was given.

12.7     DELIVERY OF SHARES

         The Dissenting Shareholder may only exercise the right under Section
5.6 by delivering to Verb, at the address specified in Section 5.2 within 14 days after Verb gives the Notice of Intention to Act in accordance with Section 5.5:

    (a) a notice that he or she requires Verb to purchase all the Verb Shares referred to in Section 5.6; and

    (b) the share certificate(s) representing all the Verb Shares referred to in Section 5.6,

and thereupon the Dissenting Shareholder is bound to sell those Verb Shares to Verb and Verb is bound to purchase them.

12.8     PRICE PAID FOR SHARES

         The price to be paid to the Dissenting Shareholder for his or her Verb Shares will be their fair value as of the day before the date on which the resolution referred to in Section 5.4 was passed and every Dissenting Shareholder who has complied with Section 5.7 will be paid the same price.

12.9     DETERMINATION OF FAIR VALUE

         The fair value of the Verb Shares shall be determined in accordance with the provisions of the Interim Order and the BCCA.

12.10    NOTICE

         Any notice required to be given by Verb or a Dissenting Shareholder to the other in connection with the exercise of the Right of Dissent will be deemed to have been given and received, if delivered, on the day of delivery, or, if mailed, on the earlier of the date of receipt and the fifth business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

12.11    PARTICIPATION

         A holder of Verb Shares who:

    (a) properly exercises the Right of Dissent by complying with all of the procedures (the "DISSENT PROCEDURES") required to be complied with by a Dissenting Shareholder, will (i) be bound by the provisions of this
         Section 5.11;

(ii)     be deemed not to have participated in the Arrangement;

(iii) as of the Effective Date, cease to have any right as a Verb Shareholder other than the right to be paid the fair value of the Verb Shares by Verb in accordance with the Dissent Procedures; or

    (b)  seeks to exercise the Right of Dissent, but

         (i) who for any reason does not properly fulfill each of the Dissent Procedures required to be completed by a Dissenting Shareholder; or

         (ii) subsequent to giving his or her Notice of Dissent acts inconsistently with such dissent;

         will be deemed to have participated in the Arrangement on the same basis as each non-dissenting Verb Shareholder and will be issued, as of the Effective Date, such Exchanged Shares as it is entitled to on the basis determined in accordance with Article 3.

                                   ARTICLE 13
                      AMENDMENT OF THE PLAN OF ARRANGEMENT

13.1     AMENDMENT OF THE PLAN OF ARRANGEMENT

    (a) Verb and Ayotte may jointly amend or supplement this Plan of Arrangement at any time and from time to time provided that such amendment or supplement must be contained in a written document which is filed with the Court and, if made following the Verb Meeting, approved by the Court and communicated to the Verb Shareholders in the manner, if any, required by the Court. Any amendment or supplement to this Plan of Arrangement may be proposed by Verb and Ayotte, jointly, at any time prior to or at the Verb Meeting with or without any prior notice or communication and, if so proposed and accepted by the persons voting at the Verb Meeting, shall become part of this Plan of Arrangement for all purposes.

                                  SCHEDULE "B"

         TO THE ARRANGEMENT AGREEMENT DATED AS OF FEBRUARY 28MAY 1, 2002
                BETWEEN VERB EXCHANGE INC. AND AYOTTE MUSIC INC.

CURRENT RIGHTS TO ACQUIRE VERB SHARES
-------------------------------------

1. 700,000 Class A Special Warrants entitling the holders to acquire 700,000 post-consolidation Ayotte Shares for no additional consideration, and conditional upon completion of the Arrangement.

2. 660,000 Class B Special Warrants entitling the holders to acquire 132,000 post-consolidation Ayotte Shares and 132,000 warrants, for no additional consolidation, and conditional upon completion of the Arrangement.

3.

    a.   1,000,000 warrants exercisable at (US)$0.50 on or before June 26, 2003;

    b. 25,000 warrants exercisable at (US)$0.25 on or before November 30, 2003;

    c. 125,000 warrants exercisable at (US)$1.00 on or before November 15, 2002;

    d. 77,342 warrants exercisable at (CDN)$0.25 on or before various dates between June, 2003 and September, 2003;

    e. 100,000 warrants exercisable for consideration if Verb is not public on or before April, 2003;

    f.   3,754,751 warrants issued in connection with the Cadium acquisition.

RIGHTS TO ACQUIRE AYOTTE SHARES POST-TRANSACTION
------------------------------------------------

1. Through the Plan of Arrangement, and with the written consent of all holders, all Class A Special Warrants will be exchanged for 700,000 post-consolidation Ayotte Shares.

2. Through the Plan of Arrangement, and pursuant to the terms of the securities, all Class B Special Warrants will be exchanged for 132,000 post-consolidation Ayotte Shares and warrants entitling the holders to acquire an additional 132,000 post-consolidation Ayotte Shares at a price of $0.80 per share, on or before March 27, 2003.

3. Through the Plan of Arrangement, and with the consent of all holders, all warrants will either be cancelled or exchanged for the following post-consolidation warrants of the Resulting Issuer;

    a.   200,000 warrants @ (US)$2.50 - expiring on June 26, 2002

    b.   25,000 warrants @ (US)$5.00 - expiring on November 15, 2003

    c.   30,000 warrants @ (Cdn)$1.25 - expiring on November 30, 2003(1)

    d.   1,000,000 warrants @ (Cdn)$1.25 - expiring 18 months from Closing(1)

    (1) If the shares trade at (Cdn)$1.75 for 10 consecutive trading days, the warrants must be exercised within 30 days

                                  SCHEDULE "C"

              TO THE ARRANGEMENT AGREEMENT DATED AS OF MAY 1, 2002
                BETWEEN VERB EXCHANGE INC. AND AYOTTE MUSIC INC.

CURRENT RIGHTS TO ACQUIRE AYOTTE SHARES
---------------------------------------

1. 1,235,000 Share Purchase Warrants exercisable at $0.80 on or before June 14, 2002.

2. 4,500,624 Special Warrants entitling the holders to acquire, for no additional consideration, 4,500,624 Ayotte Shares and 4,500,624 warrants, each warrant exercisable at $0.16 on or before April 23, 2003.


RIGHTS TO ACQUIRE AYOTTE SHARES POST-TRANSACTION
------------------------------------------------

1. 247,000 Share Purchase Warrants exercisable at $4.00 on or before June 14, 2002.

2. 900,125 Special Warrants entitling the holders to acquire, for no additional consideration, 900,125 post-consolidation Ayotte Shares and 900,125 warrants, each warrant exercisable at $0.80 on or before April 23, 2003.